UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2013

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curaçao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curaçao	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2013, the Board of Directors (the “Board”) of Orthofix International N.V. (the “Company”) increased the size of the Board from eight to nine directors and appointed Anthony F. Martin, PhD to the Board. The Board has determined that Dr. Martin is an independent director under the rules of the Nasdaq Stock Market. There are no transactions involving Dr. Martin requiring disclosure under Item 404(a) of Regulation S-K. Dr. Martin will receive the Company’s standard fee of $60,000 per year for non-employee director service, and has been granted options to acquire 30,000 shares of common stock pursuant to the Company’s 2012 Long-Term Incentive Plan (vesting in 1/4th increments on each of the first, second, third and fourth anniversary of his appointment pursuant to the Company’s previously filed form of non-employee director non-qualified stock option agreement). Dr. Martin has been appointed as a member of the nominating and governance committee of the Board and the compliance committee of the Board (which is a newly formed committee of the Board comprised of independent directors Maria Sainz, Guy J. Jordan, PhD and Dr. Martin).

Item 7.01. Regulation FD Disclosure.

On December 3, 2013, the Company issued a press release regarding certain of the matters described in Item 5.02. That press release is furnished herewith as Exhibit 99.1.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated December 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Jeffrey M. Schumm
Jeffrey M. Schumm Chief Administrative Officer, General Counsel and Corporate Secretary

Date: December 9, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 3, 2013.